Exhibit 10.3

EXECUTION VERSION

Guaranty

This Guaranty (the “Guaranty”), dated as of May 12, 2009, by Hayes Lemmerz International, Inc. (“Holdings”), HLI Parent Company, Inc. (“Parent”), HLI Operating Company, Inc. (the “U.S. Borrower”) and each of the other entities listed on the signature pages hereof and each other Domestic Subsidiary that becomes a party hereto pursuant to Section 23 (Additional Guarantors) hereof (each a “Subsidiary Guarantor” and, together with U.S. Borrower, Holdings and Parent, collectively, the “Guarantors” and individually a “Guarantor”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH (“DB”), as administrative agent for the Secured DIP Parties (in such capacity, the “DIP Administrative Agent”, and together with the other Secured DIP Parties, each, a “Guarantied Party” and, collectively, the “Guarantied Parties”).  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Amended Credit Agreement referred to below.

W i t n e s s e t h:

WHEREAS, the U.S. Borrower and Hayes Lemmerz Finance - Luxembourg S.C.A. (the “Luxembourg Borrower” and together with the U.S. Borrower, the “Borrowers”) and Holdings entered into the Second Amended and Restated Credit Agreement, dated as of May 30, 2007, among the Borrowers, Holdings, the Lenders and Issuers (in each case as defined therein) party thereto, Citicorp North America, Inc. (“CNAI”), as administrative agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the other Prepetition Loan Documents, the “Prepetition Administrative Agent”), Deutsche Bank Securities Inc., as Syndication Agent for the Prepetition Facilities (“Prepetition Syndication Agent”), CNAI, as Documentation Agent for the Prepetition Facilities (“Prepetition Documentation Agent”), and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Joint Book-Running Lead Managers and Joint Lead Arrangers for the Prepetition Facilities (“Original Credit Agreement”), as amended by Amendment No. 1, dated as of January 30, 2009, among the Borrowers, Holdings and the Prepetition Administrative Agent on behalf of each Lender executing a Lender Consent (as defined therein) (“Amendment No. 1”, and the Original Credit Agreement as amended by Amendment No. 1, the “Existing Credit Agreement”); and

WHEREAS, contemporaneously with the execution and delivery of this Guaranty, the Borrowers and Holdings entered into an Amendment No. 2 to the Existing Credit Agreement dated as of May 12, 2009, among the Borrowers, Holdings, each Lender (as defined in the Existing Credit Agreement referred to therein) party thereto, each DIP Lender (as defined therein), the DIP Administrative Agent and Deutsche Bank Securities Inc. and General Electric Capital Corporation, as Joint Book-Running Lead Managers, Joint Lead Arrangers and Syndication Agents with respect to the DIP Facility referred to therein (“DIP Lead Arrangers”) and Deutsche Bank Securities, Inc., as Documentation Agent with respect to the DIP Facility referred to therein (“DIP Documentation Agent”) (“Amendment No .2”, together with the Existing Credit Agreement, the “Amended Credit Agreement”):

WHEREAS, the Amended Credit Agreement, shall consist of (a) a senior secured debtor-in-possession new money term loan facility in an aggregate principal amount of up to the Dollar Equivalent of $80,000,000 and (b) a senior secured debtor-in-possession roll-up loan facility in an aggregate principal amount of up to the Dollar Equivalent of $80,000,000, subject to a superpriority claim of the DIP Administrative Agent for the benefit of itself and the DIP Lenders against the Borrowers and the other Debtors; and

WHEREAS, it is a condition precedent to the effectiveness of the Amended Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the DIP Administrative Agent; and

WHEREAS, Holdings is the sole shareholder of Parent, Parent is the sole shareholder of the U.S. Borrower and each Subsidiary Guarantor is a direct or indirect Subsidiary of the U.S. Borrower; and

WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the DIP Loans and the granting of the other financial accommodations to the Borrowers under the Amended Credit Agreement; and

NOW, THEREFORE, in consideration of the premises and to induce the DIP Lenders, the Issuers and the DIP Administrative Agent to enter into the Amended Credit Agreement and to induce the DIP Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby agrees with the DIP Administrative Agent as follows:

Section 1       Guaranty

(a)           To induce the DIP Lenders to make the DIP Loans, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other DIP Loan Document, of all the DIP Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrowers, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection.  This Guaranty constitutes a guaranty of payment and not of collection.

(b)           Each Guarantor further agrees that, if (i) any payment made by the Borrowers or any other person and applied to the DIP Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of Collateral are required to be returned by any Guarantied Party to the Borrowers, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

Section 2       Limitation of Guaranty

Any term or provision of this Guaranty or any other DIP Loan Document to the contrary notwithstanding, the maximum aggregate amount of the DIP Obligations for which any Subsidiary Guarantor shall be liable shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other DIP Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Borrowers to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Subsidiary Guarantor pursuant to (i) applicable Requirements of Law, (ii) Section 3 (Contribution) of this Guaranty or (iii) any other Contractual Obligations providing for an equitable allocation among such Subsidiary Guarantor and other Subsidiaries or Affiliates of the Borrowers of obligations arising under this Guaranty or other guaranties of the DIP Obligations by such parties.

Section 3       Contribution

To the extent that any Guarantor shall be required hereunder to pay a portion of the DIP Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the DIP Loans and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the DIP Obligations (excluding the amount thereof repaid by the Borrowers, Parent and Holdings) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.

Section 4       Authorization; Other Agreements

The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:

(a)           supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the DIP Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other DIP Loan Documents) now or hereafter executed by the Borrowers and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;

(b)           waive or otherwise consent to noncompliance with any provision of any instrument evidencing the DIP Obligations, or any part thereof, or any other instrument or agreement in respect of the DIP Obligations (including the other DIP Loan Documents) now or hereafter executed by the Borrowers and delivered to the Guarantied Parties or any of them;

(c)           accept partial payments on the DIP Obligations;

(d)           receive, take and hold additional security or collateral for the payment of the DIP Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

(e)           settle, release, compromise, collect or otherwise liquidate the DIP Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the DIP Obligations or any part of them or any other guaranty therefor, in any manner;

(f)           add, release or substitute any one or more other guarantors, makers or endorsers of the DIP Obligations or any part of them and otherwise deal with the Borrowers or any other guarantor, maker or endorser;

(g)           apply to the DIP Obligations any payment or recovery (x) from the Borrowers, from any other guarantor, maker or endorser of the DIP Obligations or any part of them or (y) from any Guarantor in such order as provided herein, in each case whether such DIP Obligations are secured or unsecured or guaranteed or not guaranteed by others;

(h)           apply to the DIP Obligations any payment or recovery from any Guarantor of the DIP Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the DIP Obligations; and

(i)           refund at any time any payment received by any Guarantied Party in respect of any DIP Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the DIP Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).

Section 5       Guaranty Absolute and Unconditional

Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

(a)          the invalidity or unenforceability of any of the Borrowers’ obligations under the Amended Credit Agreement or any other DIP Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the DIP Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the DIP Obligations or any part of them;

(b)          the absence of any attempt to collect the DIP Obligations or any part of them from the Borrowers or other action to enforce the same;

(c)          failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

(d)          any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

(e)          any borrowing or grant of a Lien by the Borrowers, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

(f)           the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the DIP Obligations ;

(g)          any use of cash collateral under Section 363 of the Bankruptcy Code;

(h)          any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

(i)           the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

(j)           any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrowers, any Guarantor or any of the Borrowers’ other Subsidiaries, including any discharge of, or bar or stay against collecting, any DIP Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

(k)          failure by any Guarantied Party to file or enforce a claim against the Borrowers or its estate in any bankruptcy or insolvency case or proceeding;

(l)           any action taken by any Guarantied Party if such action is authorized hereby;

(m)         any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such real property; or

(n)          any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the DIP Obligations.

Section 6       Waivers

Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the DIP Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrowers.  Each Guarantor shall not, until the DIP Obligations are irrevocably paid in full have been terminated, assert any claim or counterclaim it may have against the Borrowers or set off any of its obligations to the Borrowers against any obligations of the Borrowers to it.  In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

Section 7       Reliance

Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers and any endorser and other guarantor of all or any part of the DIP Obligations, and of all other circumstances bearing upon the risk of nonpayment of the DIP Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.  In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

Section 8       Waiver of Subrogation and Contribution Rights

Until the DIP Obligations have been irrevocably paid in full, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrowers or any right of reimbursement or contribution or similar right against the Borrowers by reason of Guaranty or by any payment made by any Guarantor in respect of the DIP Obligations.

Section 9       Subordination

Each Guarantor hereby agrees that any Indebtedness of the Borrowers now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the DIP Obligations and that, except as permitted under Section 8.6A (Prepayment and Cancellation of Indebtedness) of the Amended Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the DIP Obligations have been paid in full and this Guaranty is terminated and of no further force or effect.  No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing.  Upon the occurrence and during the continuance of an Event of Default, the Borrowers shall pay to the DIP Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the DIP Administrative Agent shall be applied to payment of the DIP Obligations as provided in the Amended Credit Agreement.  Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the DIP Administrative Agent immediately on account of the DIP Obligations, but without otherwise affecting in any manner such Guarantor’s liability hereof.  Each Guarantor agrees to file all claims against the Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the DIP Administrative Agent shall be entitled to all of such Guarantor’s rights thereunder.  If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the DIP Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor’s name to file such claim or, in the DIP Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the DIP Administrative Agent or its nominee.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the DIP Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the DIP Administrative Agent all of such Guarantor’s rights to any payments or distributions to which such Guarantor otherwise would be entitled.  If the amount so paid is greater than such Guarantor’s liability hereunder, the DIP Administrative Agent shall pay the excess amount to the party entitled thereto.  In addition, each Guarantor hereby irrevocably appoints the DIP Administrative Agent as its attorney-in-fact to exercise all of such Guarantor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrowers.

Section 10     Default; Remedies

The obligations of each Guarantor hereunder are independent of and separate from the DIP Obligations.  If any DIP Obligation is not paid when due, or upon any Event of Default or upon any default by the Borrowers as provided in any other instrument or document evidencing all or any part of the DIP Obligations, the DIP Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the DIP Obligations then due, without first proceeding against the Borrowers or any other guarantor of the DIP Obligations, or against any Collateral under the DIP Loan Documents or joining the Borrowers or any other guarantor in any proceeding against any Guarantor.  At any time after maturity of the DIP Obligations, the DIP Administrative Agent may (unless the DIP Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the DIP Obligations (a) any indebtedness due or to become due from any Guarantied Party to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.

Section 11     Irrevocability

This Guaranty shall be irrevocable as to the DIP Obligations (or any part thereof) until the Commitments have been terminated and all monetary DIP Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled.  Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the DIP Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

Section 12     Setoff

Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the DIP Obligations (a) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.

Section 13     No Marshalling

Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the DIP Obligations.

Section 14     Enforcement; Amendments; Waivers

No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Amended Credit Agreement, any other DIP Loan Document or otherwise with respect to all or any part of the DIP Obligations, the Collateral or any other guaranty of or security for all or any part of the DIP Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof.  No modification or waiver of any provision of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the DIP Administrative Agent (in accordance with Section 11.1A (Amendments, Waivers, Etc.) of the Amended Credit Agreement).  Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrowers, any Guarantor, any other guarantor of all or any part of the DIP Obligations or any other Person of any provision, warranty, term or condition contained in any DIP Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrowers or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Amended Credit Agreement.  No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of any Guarantor under this Guaranty.  Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrowers to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

Section 15     Successors and Assigns

This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrowers and to the Guarantors shall be deemed to include their respective successors and assigns.  The successors and assigns of the Guarantors and the Borrowers shall include, without limitation, their respective receivers, trustees and debtors-in-possession.  All references to the singular shall be deemed to include the plural where the context so requires.

Section 16     Representations and Warranties; Covenants

Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrowers in Article IV.A (Representations and Warranties) of the Amended Credit Agreement are true and correct on each date as required by Section 3.7(g)(i) (Conditions Precedent to all DIP Loans) of the Amended Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

Section 17     Governing Law

This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 18     Submission to Jurisdiction; Service of Process

(a)           Any legal action or proceeding with respect to this Guaranty, and any other DIP Loan Document, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b)           Each Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any action or proceeding arising out of or in connection with this Guaranty or any other DIP Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such guarantor in the care of the Borrowers at the Borrowers’ address specified in Section 11.9A (Notices, Etc.) of the Amended Credit Agreement.  Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)           Nothing contained in this Section 18 (Submission to Jurisdiction; Service of Process) shall affect the right of the DIP Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

(d)           If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the DIP Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the DIP Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 19     Certain Terms

The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.

Section 20     Waiver of Jury Trial

Each of the DIP Administrative Agent, the other Guarantied Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Guaranty and any other DIP Loan Document.

Section 21     Notices

Any notice or other communication herein required or permitted shall be given as provided in Section 11.9A (Notices, Etc.) of the Amended Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the applicable Borrower.

Section 22     Severability

Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 23     Additional Guarantors

Each of the Guarantors agrees that, if, pursuant to Section 7.11A(c) (Additional Collateral and Guaranties) of the Amended Credit Agreement, a Borrower shall be required to cause any Domestic Subsidiary that is not a Guarantor to become a Guarantor hereunder, or if for any reason a Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the DIP Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Effective Date.

Section 24     Collateral

Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the DIP Administrative Agent, for the benefit of the Secured DIP Parties, and covenants that it shall not grant any Lien with respect to its Property in favor, or for the benefit, of any Person other than the DIP Administrative Agent, for the benefit of the Secured DIP Parties.

Section 25     Costs and Expenses

Each Guarantor agrees to pay or reimburse the DIP Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the DIP Administrative Agent and such other Guarantied Parties in enforcing this Guaranty or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

Section 26     Waiver of Consequential Damages

Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any other DIP Loan Document.

Section 27     Entire Agreement

This Guaranty, taken together with all of the other DIP Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.  This Guaranty and each other DIP Loan Document are subject to the terms and conditions set forth in the Amended Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTORS:

Hayes Lemmerz International, Inc.
HLI Parent Company, Inc.
HLI Operating Company, Inc.
Hayes Lemmerz Finance LLC
Hayes Lemmerz International—California, Inc.
Hayes Lemmerz International—Commercial Highway, Inc.
Hayes Lemmerz International—Georgia, Inc.
Hayes Lemmerz International – Homer, Inc.
Hayes Lemmerz International – Howell, Inc.
Hayes Lemmerz International—Huntington, Inc.
Hayes Lemmerz International—Kentucky, Inc.
Hayes Lemmerz International—Laredo, Inc.
Hayes Lemmerz International—Sedalia, Inc.
Hayes Lemmerz International – Technical Center, Inc.
Hayes Lemmerz International—Wabash, Inc.
Hayes Lemmerz International Import, Inc.
HLI Brakes Holding Company, Inc.
HLI Commercial Highway Holding Company, Inc.
HLI Powertrain Holding Company, Inc.
HLI Realty, Inc.
HLI Services Holding Company, Inc.
HLI Suspension Holding Company, Inc.
HLI Wheels Holding Company, Inc.

By:	/s/ Mark A. Brebberman
Name: Mark A. Brebberman Title: Vice President and Chief Financial Officer

[SIGNATURE PAGE TO DIP GUARANTY]

Acknowledged and Agreed
as of the date first above written:

DEUTSCHE BANK AG NEW YORK BRANCH,
as DIP Administrative Agent

By:	/s/ Erin Morrissey
Name: Erin Morrissey Title: Vice President
By:	/s/ Michael M. Meagher
Name: Michael M. Meagher Title: Vice President

[SIGNATURE PAGE TO DIP GUARANTY]

The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of May 12, 2009 (the “Guaranty”), among HLI Parent Company, Inc., Hayes Lemmerz International, Inc., HLI Operating Company, Inc. and certain Subsidiaries of HLI Operating Company, Inc. listed on the signature pages thereof and acknowledged by DEUTSCHE BANK AG NEW YORK BRANCH, as DIP Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty.  The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 16 (Representations and Warranties; Covenants) of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date.  Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

In witness whereof, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of _________, _____.

SUBSIDIARY GUARANTORS

[Name of Subsidiary Guarantor]

By:
Name: Title:

[EXHIBIT A TO DIP GUARANTY]

Acknowledged and Agreed
as of the date first above written:

DEUTSCHE BANK AG NEW YORK BRANCH
as DIP Administrative Agent

By:
Name:
Title:

[EXHIBIT A TO DIP GUARANTY]